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Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Registration Statement on Pre-Effective Amendment No. 4 to Form S-1 (No. 333-108057) of Commonwealth Income & Growth Fund V of our report dated December 15, 2004 relating to the September 30, 2004 financial statement of Commonwealth Income & Growth Fund V, which appears in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ ASHER & COMPANY, LTD.
-------------------------------
ASHER & COMPANY, LTD.
Philadelphia, Pennsylvania

December 20, 2004

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                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Registration Statement on Pre-Effective Amendment No. 4 to Form S-1 (No. 333-108057) of Commonwealth Income & Growth Fund V of our report dated August 19, 2004 relating to the February 29, 2004 financial statement of Commonwealth Income & Growth Fund, Inc., which appears in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ ASHER & COMPANY, LTD.
-------------------------------
ASHER & COMPANY, LTD.
Philadelphia, Pennsylvania

December 20, 2004

                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Registration Statement on Pre-Effective Amendment No. 4 to Form S-1 (No. 333-108057) of Commonwealth Income & Growth Fund V of our report dated August 19, 2004 relating to the February 29, 2004 consolidated financial statements of Commonwealth Capital Corp., which appear in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ ASHER & COMPANY, LTD.
-------------------------------
ASHER & COMPANY, LTD.
Philadelphia, Pennsylvania

December 20, 2004